                                                                [Conformed Copy]
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                     THE PEOPLES GAS LIGHT AND COKE COMPANY

                                       TO

                            BANK OF AMERICA ILLINOIS

                                     TRUSTEE



                           ---------------------------



                             SUPPLEMENTAL INDENTURE



                           ---------------------------


                            DATED AS OF JUNE 1, 1995


                           ---------------------------




               FIRST AND REFUNDING MORTGAGE 6.10% BONDS, SERIES FF





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

     This Supplemental Indenture, dated as of June 1, 1995, made and entered into by and between THE PEOPLES GAS LIGHT AND COKE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company") and BANK OF AMERICA ILLINOIS (hereinafter called the "Trustee"), a corporation organized and existing under laws of the United States of America and successor to Illinois Merchants Trust Company, as trustee under the indenture of Chicago By-Product Coke Company to said Illinois Merchants Trust Company, as trustee, dated January 2, 1926,

WITNESSETH:

     WHEREAS, Chicago By-Product Coke Company, a corporation organized and existing under the laws of the State of Delaware, heretofore gave its mortgage in the form of an indenture (hereinafter called the "Original Mortgage") to Illinois Merchants Trust Company, as trustee, under date of the second day of January, 1926; and

     WHEREAS, the Company executed and delivered to said Illinois Merchants Trust Company, as trustee under the Original Mortgage, an indenture bearing date the first day of March, 1928, whereby, among other things, the Company assumed and agreed to pay the principal and interest of all bonds issued or to be issued under the Original Mortgage and secured thereby, and to perform and fulfill all of the terms, covenants, and conditions of the Original Mortgage binding upon said Chicago By-Product Coke Company, and in and by said indenture the Company subjected to the lien of the Original Mortgage, subject to the existing liens permitted by Section 2 of Article XIV of the Original Mortgage but with statements required by said Section 2 with regard to such existing liens, all of the property then owned by the Company or thereafter acquired by it (excepting such of its property as the Company was by said Section 2 of Article XIV of the Original Mortgage expressly authorized to reserve from the lien of the Original Mortgage); and

     WHEREAS, by virtue of all the things done as in the next preceding paragraph recited, the Company has become the successor corporation under the Original Mortgage, subject to all the terms, conditions and restrictions thereof; and

     WHEREAS, thereafter the Company has made, executed and delivered other indentures supplemental to the Original Mortgage, of which the indentures supplemental to the Original Mortgage delivered to Bank of America Illinois (formerly known as Continental Bank, National Association), as Trustee, successor to Illinois Merchants Trust Company, as Trustee under the Original Mortgage, dated, respectively, May 20, 1936, March 10, 1950, as of June 1, 1951, as of August 15, 1967, as of September 15, 1970, as of June 1, 1984, as of June 1, 1984, as of October 1, 1984, as of March 1, 1985, as of March 1, 1985, as of March 1, 1985, as of March 1, 1985, as of May 1, 1990, as of April 1, 1993 as of December 1, 1993 and as of December 1, 1993 are wholly or partially in full force and effect (said Original Mortgage, and said Indenture dated March 1, 1928, as so supplemented and amended, being collectively called the "Mortgage", and said Mortgage, as supplemented by this Supplemental Indenture, being collectively called the "Mortgage as supplemented"); and

     WHEREAS, all bonds which have heretofore been issued and outstanding under the Mortgage have been retired and cancelled, except that as of June 1, 1995, there were bonds of the following series outstanding in the aggregate principal amounts indicated below:

                                                    Aggregate
  Bonds             Due Date                    Principal Amount
  -----             --------                    ----------------

Series U            June 1, 1999                  $43,375,000
Series V            June 1, 1999                  $43,375,000
Series W            October 1, 1999               $10,400,000
Series X            March 1, 2015                 $50,000,000
Series Y            March 1, 2015                 $50,000,000
Series Z            March 1, 2015                 $50,000,000
Series AA           March 1, 2015                 $50,000,000
Series BB           May 1, 2020                   $75,000,000
Series CC           May 1, 2003                   $75,000,000
Series DD           December 1, 2023              $75,000,000
Series EE           December 1, 2023              $27,000,000

and;

     WHEREAS, it is provided in Article III of the Mortgage that bonds of any series may from time to time be issued by the Company under the Mortgage in a principal amount equal to 75% of expenditures made for the acquisition of any permanent property as defined in the mortgage or upon the deposit of cash with the Trustee equal to the aggregate principal amount of bonds whose authentication and delivery is then applied for; and

     WHEREAS, the Company has duly determined to create an additional series of its bonds to be issued under the Mortgage as supplemented designated "The Peoples Gas Light and Coke Company First and Refunding Mortgage 6.10% Bonds, Series FF" (herein sometimes referred to as "bonds of Series FF") and to issue an aggregate of $50,000,000 principal amount of said bonds all of which bonds shall be fully registered without coupons; and

     WHEREAS, the Company desires to reserve the right to amend the Mortgage without any consent or other action by holders of the bonds of Series FF or any subsequent series, to provide that the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in aggregate principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time or reduce the amount of any payment on any bond without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the aggregate principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding; and

     WHEREAS, the Company also desires in and by this Supplemental Indenture to record the description of, and confirm unto the Trustee, certain property which is subject to the lien of the Mortgage; and

     WHEREAS, the form of registered bond of Series FF and the form of the Trustee's Certificate to appear on all bonds of Series FF shall be substantially as follows:


               (Form of Series FF Registered Bond Without Coupons)

     No. R . . . . . . . .                   $. . . . . . .


                     THE PEOPLES GAS LIGHT AND COKE COMPANY

                    FIRST AND REFUNDING MORTGAGE 6.10% BOND,

                                    SERIES FF

                                DUE June 1, 2025

     THE PEOPLES GAS LIGHT AND COKE COMPANY, an Illinois corporation
(hereinafter called the "Company"), for value received, hereby promises to pay
to. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . ., or registered assigns on June 1, 2025 unless this
Bond shall have been called for redemption and payment of the redemption price shall have been duly made or provided for in accordance with the hereinafter described Mortgage, the principal sum of . . . . . . . . . . . . . . . Dollars
($          ), and to pay interest on the balance of said principal sum from time to time remaining unpaid from the June 1 or December 1 to which interest has been paid next preceding the date of authentication of this Bond, unless this Bond is authenticated on a June 1 or December 1 to which interest has been paid, in which event this Bond shall bear interest from such June 1 or December 1, or unless no interest has been paid on this Bond, in which event this Bond shall bear interest from June 1, 1995, at the rate of six and one-tenth percent (6.10%) per annum (calculated on the basis of a year of 360 days consisting of twelve 30-day months), payable at or before 9:00 a.m., Chicago time, on June 1 and December 1 of each year, commencing December 1, 1995, until payment in full of such principal sum. Interest shall also accrue on any overdue principal, premium, if any, and (to the extent that such interest shall be legally enforceable) on any overdue installment of interest until paid at the same rate per annum. The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person who is the registered owner of this Bond at the close of business on the applicable record date, as provided in the Mortgage, next preceding such interest payment date. Principal of, premium, if any, and interest on this Bond shall be payable in lawful money of the United States of America at the principal corporate office or agency of the Company in Chicago, Illinois.

     This Bond is one of the First and Refunding Mortgage Bonds of the Company, all issued and to be issued in series, from time to time, under and in accordance with and, irrespective of the time of issue or of the series in which issued or the designation thereof, equally secured by an Indenture, dated the second day of January, 1926, executed by Chicago By-Product Coke Company, a Delaware corporation, to Illinois Merchants Trust Company, as trustee, and recorded on January 19, 1926, as Document No. 9154395 in Book 22219 of Records, at page 283, in the Recorder's Office of Cook County, Illinois, which Indenture was assumed by the Company as a successor corporation, as defined therein, by an indenture, dated the first day of March, 1928, executed by the Company to said trustee, and recorded on April 7, 1928, as Document No. 9980547 in Book 25701 of Records, at page 599, in the Recorder's Office of Cook County, Illinois, and has heretofore been, and from time to time hereafter may be, amended and supplemented by indentures supplemental thereto, including the Supplemental Indenture dated as of June 1, 1995 relating to the hereinafter described Series FF Bonds (the "Supplemental Indenture"). The word "Mortgage", as used in this Bond, shall mean said Indenture, as amended and supplemented from time to time by indentures supplemental thereto, including the Supplemental Indenture. The word "Company", as used in this Bond, shall be construed to include any successor corporation, as defined in the Mortgage. The word "Trustee", as used in this Bond, shall be construed to mean and include Bank of America Illinois (successor to Illinois Merchants Trust Company), as trustee under the Mortgage, and any successor trustee thereunder. Reference is hereby made to the Mortgage and all indentures supplemental thereto for a description of the property mortgaged and pledged (except that certain parcels described in the Mortgage and in said supplemental indentures have been released from the lien of the Mortgage pursuant to the terms thereof), the nature and extent of the security and the terms and conditions governing the issuance and security of the bonds issued or to be issued under the Mortgage. As provided in the Mortgage, the bonds may be for various principal sums, are issuable in series, may bear interest at different rates and may otherwise vary as provided therein. This Bond is one of the series of such First and Refunding Mortgage Bonds designated as "The Peoples Gas Light and Coke Company First and Refunding Mortgage 6.10% Bonds, Series FF", hereinafter called the "Series FF Bonds".

     As more fully described in the Supplemental Indenture, the Company reserves the right, without any consent or other action by holders of the Series FF Bonds or the bonds of any subsequent series, to amend the Mortgage to provide that the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in aggregate principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time or reduce the amount of any payment on any bond without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

     The Series FF Bonds are subject to optional redemption prior to maturity by the Company, in whole or in part, on any date on or after June 1, 2005, and at the redemption prices

(expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

            REDEMPTION DATES                   REDEMPTION PRICES
            ----------------                   -----------------

          June 1, 2005 through
             May 31, 2006                            102%

          June 1, 2006 through
             May 31, 2007                            101%

          June 1, 2007 and                           100%
             thereafter

     All of the outstanding Series FF Bonds may be redeemed at any time by the Company, by the payment of the principal amount thereof and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of any substantial portion (which shall be not less than one-third as determined by book values) of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     All of the outstanding bonds under the Mortgage shall be redeemed by the Company by the payment of the respective applicable redemption price or prices and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of all or substantially all of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     All of the outstanding Series FF Bonds shall be redeemed by the Company not more than sixty (60) days after the Trustee receives written notice from the Revenue Bond Trustee (as defined in the Supplemental Indenture) stating that the principal on the Chicago Refunding Revenue Bonds (as defined in the Supplemental Indenture) has been declared to be immediately due and payable as a result of an event of default under the Refunding Revenue Bond Indenture (as defined in the Supplemental Indenture). The redemption price for any such redemption shall be 100% of the principal amount of the Series FF Bonds to be redeemed, plus interest thereon accrued to the date fixed for redemption.

     The Series FF Bonds are subject to optional redemption by the Company, in whole but not in part, at any time, at a redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, upon the occurrence of certain events described in the Supplemental Indenture (relating to unreasonable burdens or excessive liabilities imposed upon the Company; changes in the economic availability of raw materials, operating supplies, fuel or other energy sources or supplies or technological or other changes rendering the Project (as defined in the Supplemental Indenture) uneconomic; court order or decree preventing operations at the Project or rendering the continuation of the Project's operations economically unfeasible).

     Series FF Bonds are also subject to mandatory redemption at any time, in whole (or in part as hereinafter provided), at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in that certain Loan Agreement dated as of June 1, 1995 between the Company and the City of Chicago, Illinois, the interest payable on the Chicago Refunding Revenue Bonds is includable for federal income tax purposes in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Project or a "related person", as provided in Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity to contest the same, either directly or in the name of any owner of a Chicago Refunding Revenue Bond, and until the conclusion of any appellate review, if sought. The Series FF Bonds shall be redeemed in whole after such determination unless redemption of a portion of the Chicago Refunding Revenue Bonds outstanding would have the result that interest payable on the Chicago Refunding Revenue Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner of the Chicago Refunding Revenue Bonds (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code), and in such event the Series FF Bonds shall be redeemed in such amount as to accomplish that result.

     Notice of any redemption of the Series FF Bonds shall be given by mailing by first-class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the redemption date, to the holders of all such bonds to be redeemed at their last addresses that shall appear upon the registry book, all as more fully provided in the Mortgage. Notice of redemption having been duly given, the bonds called for redemption shall become due and payable upon the redemption date and, if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on and after the redemption date, and whenever the redemption price thereof shall have been deposited with the Trustee and notice of redemption shall have been duly given or provision therefor made, such bonds shall no longer be entitled to any lien or benefit of the Mortgage. Whenever payment or provision therefor has been made in respect of the principal of or interest on all or any portion of the Chicago Refunding Revenue Bonds in accordance with the Refunding Revenue Bond Indenture (whether at maturity or upon redemption or acceleration), the Series FF Bonds shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal of or interest on the Chicago Refunding Revenue Bonds. If the Chicago Refunding Revenue Bonds are thereby deemed paid in full, the Series FF Bonds shall be cancelled and returned to the Company.

     In case of certain events of default specified in the Mortgage, the principal of all bonds issued and outstanding thereunder may be declared or may become due and payable in the manner and with the effect provided in the Mortgage.

     No recourse shall be had for the payment of the principal of or interest on this Bond, or for any claim based hereon, or otherwise in respect hereof or of the Mortgage, to or against any incorporator, stockholder, director or officer, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being released by the holder hereof by the acceptance of this Bond, and being likewise waived and released by the terms of the Mortgage.

     This Bond is transferable by the registered holder hereof in person or by a duly authorized attorney at the office or agency of the Company in the City of Chicago, State of Illinois, upon surrender and cancellation of this Bond, and thereupon a new registered bond or bonds, without coupons, of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor. In the manner provided in the Mortgage, registered Bonds without coupons of this series may, at the option of the registered owner and upon surrender at said office or agency of the Company, be exchanged for registered Bonds without coupons of this series of the same aggregate principal amount of other authorized denominations. Notwithstanding the foregoing, this Bond may not be sold, transferred, pledged or hypothecated except as required to effect assignment to the Revenue Bond Trustee and to any successor trustee.

     The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     This Bond shall not be entitled to any security or benefit under the Mortgage, and shall not become valid or obligatory for any purpose, until this Bond shall have been authenticated by the execution of the certificate, hereon endorsed, by the Trustee or its successor in trust under the Mortgage.

     IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by its President, an Executive Vice President or a Vice President manually or in facsimile, and has caused its corporate seal manually or in facsimile to be hereto affixed, attested by the manual or facsimile signature of its Secretary or of an Assistant Secretary.


     Dated:  . . . . . . . . . . . . .

                 THE PEOPLES GAS LIGHT AND COKE COMPANY



                       By  . . . . . . . . . . . . . . . .
                              . . . . .President

     Attest:


 . . . . . . . . . . . . . . . .
    . . . . .Secretary

                         (Form of Trustee's Certificate)

     This bond is one of the bonds of the series designated, referred to and described in the within-mentioned Mortgage.




                            BANK OF AMERICA ILLINOIS

            By  . . . . . . . . . . . . . . .
                        Authorized Officer.


                             -----------------------

                                   ASSIGNMENT

THIS BOND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS REQUIRED TO EFFECT ASSIGNMENT TO THE REVENUE BOND TRUSTEE AND TO ANY SUCCESSOR TRUSTEE

For value received, the undersigned hereby sell(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE:  _____________________
______________________________________________________
______________________________________________________
(Please print or typewrite name and address, including zip code of assignee)


the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____________ Attorney to transfer said Note on the books of the Trustee with full power of substitution in the premises.


Dated: __________________     _______________________

                              Notice: The signature to this Assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any changes whatever.


and

     WHEREAS, all acts and things necessary to make the bonds of Series FF, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been done and performed and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized by a resolution adopted by the Board of Directors of the Company; and

     WHEREAS, the Company has requested the Trustee, pursuant to the provisions of Article XVI of the Mortgage, to enter into this Supplemental Indenture for the purpose of supplementing and amending the Mortgage as herein provided;

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

             DESCRIPTION OF CERTAIN PROPERTY SUBJECT TO THE LIEN OF
                                  THE MORTGAGE

     The Company hereby mortgages and conveys unto the Trustee, its successor or successors in trust, the property described in Schedule A hereto attached and expressly made a part hereof.

     TO HAVE AND TO HOLD all of said property hereby conveyed and mortgaged or intended to be conveyed and mortgaged, together with the rents, issues and profits thereof, unto Trustee, and its successor or successors in trust and their assigns in trust, under the and subject to all of the terms, conditions and provisions of the Mortgage (as the Mortgage is defined herein) and of this Supplemental Indenture as fully and in all respects as if said property had originally been described in said Mortgage.

     Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts or other instruments through which the Company acquired and/or claimed title to and/or enjoys the use of the mortgaged property, and subject also to any mortgages or easements existing or placed on any of said property at the time of its acquisition, liens for taxes and assessments not due or, if due, in the course of contests, judgments in the course of appeal or otherwise in contest and secured by sufficient bond, liens arising out of proceedings in court in the course of contests and undetermined liens or charges (if any) incidental to construction, and subject also to such servitude, easements, rights and privileges in, over, on or through said property as may have been granted by the Company to other persons prior to the date of this Supplemental Indenture.

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Mortgage and for the enforcement of and payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Mortgage without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of difference in time of the actual issue, sale or negotiation thereof; but so that each and every bond now or hereafter issued under the Mortgage shall have the same lien so that the interest and principal of any and all of such bonds shall, subject to the terms of the Mortgage, be equally and proportionately secured thereby, as if they had been made, executed, delivered, sold and negotiated simultaneously with the execution thereof.

     UPON CONDITION that, until the happening of an event of default as provided in the Mortgage, the Company shall be suffered and permitted to possess, use and enjoy the property, rights, privileges and franchises conveyed herein and to receive and use the rents, issues, income, revenues, earnings and profits thereof.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, and its successor or successors in trust, as follows:


                                    ARTICLE I

                    FIRST AND REFUNDING MORTGAGE 6.10% BONDS,
                                    SERIES FF

     SECTION 1. A new series of bonds of the Company shall be issued under and secured by the Mortgage as supplemented, which shall be designated as the Company's "First and Refunding Mortgage 6.10% Bonds, Series FF". The aggregate principal amount of bonds of Series FF which may be executed by the Company and authenticated by the Trustee shall be limited to $50,000,000 (exclusive of bonds authenticated and delivered upon interdenominational or other exchanges and transfers pursuant to Section 3 of Article I hereof and Sections 2, 5, 11 and 12 of Article I of the Original Mortgage and delivered pursuant to Section 3 of
Article VI of the Original Mortgage as the same may relate to fully registered bonds). Bonds of Series FF all shall be registered bonds without coupons, and shall be due and payable June 1, 2025. All bonds of Series FF shall bear interest from the date thereof, payable half-yearly at or before 9:00 o'clock a.m. Chicago time on the first day of June and the first day of December in each year, commencing December 1, 1995, until the principal thereof shall have become due and payable, at the rate of 6.10% per annum, and on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the same rate per annum, and shall be payable both as to principal and interest, and as to premium, if any, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the City of Chicago, Illinois. The Company shall act as paying agent with respect to the bonds of Series FF; provided, however, that the Company may, from time to time, designate a successor paying agent or agents with respect thereto if authorized by resolution adopted by the Board of Directors of the Company and upon the delivery of written notice of such designation to the Trustee and the Revenue Bond Trustee.

     So long as there is no existing default in the payment of interest on the bonds of Series FF, the interest payable on any interest payment day shall be to the person in whose name any bond of Series FF is registered at the close of business on any record date with respect to any interest payment day, and such person shall be entitled to receive the interest payable on such interest payment day notwithstanding any transfer or exchange of such bond of Series FF subsequent to the record date and on or prior to such interest payment day, except as and to the extent the Company shall default in the payment of the interest due on such interest payment day, in which case such defaulted interest shall be paid to the person in whose name such bond of Series FF is registered at the close of business on a subsequent record date, which shall not be less than five (5) days prior to the date of payment of such defaulted interest established by notice given by mail by or on behalf of the Company to the person in whose name such bond of Series FF is then registered and to the Trustee not less than ten (10) days preceding such subsequent record date.

     The term "record date" as used herein with respect to any interest payment day (June 1 or December 1, as the case may be) shall mean the fifteenth day of the calendar month next preceding such interest payment day.

     As used in this Section I, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment day disregarding any period of grace permitted by Article X of the Mortgage.

     SECTION 2. Bonds of Series FF may be issued only as registered bonds without coupons (hereinafter sometimes referred to as "registered bonds"), and they shall be substantially in the form hereinbefore recited. They shall be issuable in denominations which shall be multiples of $5,000 and the execution by the Company of any bond of Series FF shall evidence conclusively the due authorization of the denomination of such bond. Each registered bond of Series FF shall be dated as of the date of the interest payment day on which interest was paid on other bonds of said Series next preceding the date of issue of such registered bond, except that (i) so long as there is no existing default in the payment of interest upon the bonds of Series FF, any bond of Series FF issued after the close of business on any record date, as hereinbefore defined, with respect to any interest payment day (June 1 or December 1, as the case may be) and prior to such interest payment day, shall be dated as of such interest payment day, and (ii) any bond of Series F issued on an interest payment day on which interest on other bonds of Series FF was paid shall be dated as of the date of issue and (iii) any bond of Series FF issued before December 1, 1995 shall be dated June 1, 1995, the date of commencement of the first interest period for the bonds of Series FF, unless (i) above is applicable.

     The registered owner of any bond of Series FF dated as of an interest payment day as provided in (i) above shall, if the Company shall default in the payment of interest due on such interest payment day and such default shall be continuing, be entitled to exchange such bond for a bond or bonds of Series FF of the same aggregate principal amount dated as of the interest payment day next preceding the interest payment day first mentioned in this sentence, or, if the Company shall default in the payment of interest on the first interest payment day for bonds of Series FF, such owner shall be entitled to exchange such bond for a bond or bonds of Series FF of the same aggregate principal amount dated as of June 1, 1995. If the Trustee shall have knowledge at any time that any registered owner of a bond of Series FF shall be entitled by the provision of the next preceding sentence to exchange such bond, the Trustee shall within thirty (30) days mail to such owner at the address of such owner appearing upon the registry book, a notice informing such owner that such owner has such right of exchange.

     SECTION 3. In the manner prescribed in the Mortgage, the holder of a registered bond or bonds of Series FF may, at the office or agency of the Company in the City of Chicago, State of Illinois, surrender such bond or bonds in exchange for a like aggregate principal amount of one or more registered bonds of Series FF of any authorized denomination or denominations.

     No charge will be made by the Company to the registered owner of a bond of Series FF for the transfer thereof or for the exchange thereof for bonds of Series FF of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     SECTION 4. All bonds of Series FF shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or a Vice President and shall have affixed thereon the manual or facsimile seal of the Company attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and be authenticated by the execution by the Trustee of the certificate endorsed on said bonds, and said bonds shall be issued from time to time, as the Board of Directors of the Company may determine, but in accordance with the terms, provisions, conditions and restrictions set forth in the Mortgage and in this Supplemental Indenture. The definitive bonds of Series FF may be issued in typewritten or printed form or otherwise as provided in the Mortgage.

     SECTION 5. (a) The bonds of Series FF are subject to optional redemption by the Company, in whole but not in part, at any time, at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, if any of the following shall have occurred and if within one hundred and eighty (180) days following said occurrence the Company files written notice with the City and the Revenue Bond Trustee and directs that the Chicago Refunding Revenue Bonds are to be redeemed:

          (i) if, in the Company's reasonable judgment, unreasonable burdens or excessive liabilities shall, have been imposed upon the City or the Company with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem property, income or other taxes, other than ad valorem taxes presently levied upon privately owned property used for the same general purposes as the Project; or

         (ii) if changes in the economic availability of raw materials, operating supplies, fuel or other energy sources or supplies, or facilities necessary for the operation of the Project or such technological or other changes shall have occurred which, in the Company's reasonable judgment, render the Project uneconomic for such purposes; or

        (iii) any court or administrative body shall enter an order or decree preventing operations at the Project for six consecutive months; or

         (iv) any court or administrative agency shall issue an order, decree or regulation the compliance with which would, in the opinion of the Company, render the continuation of the Project's operations economically unfeasible.

     (b) The bonds of Series FF are subject to optional redemption prior to maturity by the Company, in whole or in part, on any date on or after June 1 2005, and at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

            REDEMPTION DATES                   REDEMPTION PRICES
            ----------------                   -----------------

          June 1, 2005 through
             May 31, 2006                            102%

          June 1, 2006 through
             May 31, 2007                            101%

          June 1, 2007 and                           100%
             thereafter

     (c) All of the outstanding bonds of Series FF may be redeemed at any time by the Company, by the payment of the principal amount thereof and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of any substantial portion (which shall be not less than one-third as determined by book values) of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     (d) The bonds of Series FF are subject to mandatory redemption at any time, in whole (or in part, as hereinafter provided), at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in the Agreement, the interest payable on the Chicago Refunding Revenue Bonds is includable for federal income tax purposes in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Project or a "related person", as provided in Section 147(a) of the Code, and the applicable regulations thereunder. For purposes of this paragraph (d), the "owner" of a Chicago Refunding Revenue Bond includes the "Beneficial Owner", as defined in the Refunding Revenue Bond Indenture. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity to contest the same, either directly or in the name of any owner of a Chicago Refunding Revenue Bond, and until the conclusion of any appellate review, if sought. The bonds of Series FF shall be redeemed in whole after such determination unless redemption of a portion of the Chicago Refunding Revenue Bonds outstanding would have the result that interest payable on the Chicago Refunding Revenue Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner of the Chicago Refunding Revenue Bonds (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) and in such event the bonds of Series FF shall be redeemed (in the principal amount of $5,000 or any integral multiple thereof) in such amount as to accomplish that result. Any redemption pursuant to this subparagraph (d) shall be on any date within one hundred and eighty (180) days from the time of such final determination.

     (e) All of the outstanding bonds of Series FF shall be redeemed by the Company not more than sixty (60) days after the Trustee receives written notice from the Revenue Bond Trustee stating that the principal on the Chicago Refunding Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Refunding Revenue Bond Indenture. The redemption price for any such redemption shall be 100% of the principal amount of the bonds of Series FF to be redeemed, plus interest thereon accrued to the date fixed for redemption.

     SECTION 6.  If bonds of Series FF are to be redeemed as provided in
Section 5 of this Article I, notice of redemption shall be mailed by or on behalf of the Company, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to such date of redemption, to the registered owners of all bonds of Series FF to be so redeemed, at their respective addresses appearing upon the registry book. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered owners of any bonds of Series FF designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other bond of Series FF. In case of any redemption of bonds of Series FF by the Trustee pursuant to the provisions of the Mortgage or any indenture supplemental thereto, notice of redemption shall be given in a similar manner by the Trustee. Whenever payment or provision therefor has been made in respect of the principal of or interest on all or any portion of the Chicago Refunding Revenue Bonds in accordance with the

Refunding Revenue Bond Indenture (whether at maturity or upon redemption or acceleration), the bonds of Series FF shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal of or interest on the Chicago Refunding Revenue Bonds. If the Chicago Refunding Revenue Bonds are thereby deemed paid in full, the bonds of Series FF shall be cancelled and returned to the Company.

     Except as provided above, the provisions of Article VI of the Mortgage shall in all respects apply to any such redemption.

     SECTION 7. Bonds of Series FF shall bear the following legend: "This Bond may not be sold, transferred, pledged or hypothecated except as required to effect assignment to the Revenue Bond Trustee and to any successor trustee."

     SECTION 8. In any case where the date of maturity of interest on or principal of the bonds of Series FF or the date fixed for redemption of any bonds of Series FF shall be in the location of the principal office of the Revenue Bond Trustee, a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in the State of Illinois, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 9. In this Supplemental Indenture, the following terms shall have the meanings specified in this Section 9, unless the context otherwise requires:

          "Agreement" or "Loan Agreement" means that certain Loan Agreement executed by and between the City and the Company dated as of June 1, 1995, as from time to time amended and supplemented.

          "Business Day" means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions located in Chicago, Illinois, in New York, New York, or in the city where the principal corporate trust office of the Revenue Bond Trustee is located are required or authorized to remain closed.

          "Chicago Refunding Revenue Bonds" means the Gas Supply Refunding Revenue Bonds, 1995 Series A (The Peoples Gas Light and Coke Company Project), issued by the City in the aggregate principal amount of $50,000,000.

          "City" means the City of Chicago, Illinois.

          "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          "Project" means the land, structures, machinery, equipment, systems or processes, or any portion thereof, which are described in Exhibit A to that certain Loan Agreement executed by and between the City and the Company dated as of March 1, 1985 relating to the City of Chicago, Illinois, Fixed-Rate Gas Supply Revenue Bonds, 1985 Series D (The Peoples Gas Light and Coke Company Project).

          "Refunding Revenue Bond Indenture" means that certain Indenture of Trust executed by and between the City and the Revenue Bond Trustee, dated as of June 1, 1995, and any amendments or supplements thereto, pursuant to which the Chicago Refunding Revenue Bonds may be issued.

          "Revenue Bond Trustee" means The First National Bank of Chicago, and any successor trustee appointed pursuant to Sections 1105 or 1108 of the Refunding Revenue Bond Indenture at the time serving as successor trustee thereunder and shall include any co-trustee serving as such thereunder.

     SECTION 10. The Company reserves the right, without any consent or other action by holders of the bonds of Series FF or any subsequent series of bonds, to amend the Mortgage by inserting the following language as Section 4 of
Article XVI immediately following current Section 3 of Article XVI of the
Mortgage:

          SECTION 4. Anything in Section 1 of this Article to the contrary notwithstanding, with the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by resolution of its Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in this Mortgage contained, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the aggregate principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section 4, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

          Upon the written request of the Company, accompanied by resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Mortgage or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 7 of Article XV hereof, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section 4.

          It shall not be necessary for the consent of the bondholders under this Section 4 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

          Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 4, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding of any series shall be registered bonds without coupons or coupon bonds registered as to principal, such notice with respect to such series shall be mailed first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds of such series at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty (30) days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


                                   ARTICLE II

                            COVENANTS OF THE COMPANY

     SECTION 1. The Company covenants and agrees, so long as any of the bonds of Series FF are outstanding or until provision shall have been made for the redemption or payment thereof by the deposit with the Trustee of money necessary to effect such redemption or payment, as follows:

          (a) The Company, during or at the close of the calendar year 1995, and during or at the close of each calendar year thereafter, shall charge against the income for such calendar year and place to the credit of a "depreciation reserve account" to be kept on its books, the greater of the following two amounts: (i) the amount of $1,550,000, or (ii) an amount equal to 2 1/2% of the sum of

               (i) the aggregate principal amount of all bonds which, at the time such credit is placed to said "depreciation reserve account", shall be outstanding and shall have been outstanding under the Mortgage as supplemented for a period of not less than six (6) months, or which at such time shall have been outstanding under the Mortgage supplemented for less than six (6) months, if such bonds shall have been issued, or the proceeds thereof shall have been used, directly or indirectly, for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge at, before or after maturity of the bonds of any series theretofore issued under the Mortgage or of any "underlying bonds" or "specified obligations" as defined in Section 4 of Article III of the Mortgage; and

              (ii) the aggregate principal of all indebtedness of the Company secured by a mortgage lien upon the properties or assets of the Company, which is a lien superior to the lien of the Mortgage, except
          (A) any such mortgage indebtedness the evidences of which shall then be pledged with the Trustee under the provisions of the Mortgage or pledged with the Trustee under any mortgage constituting a lien superior to the lien of the Mortgage on any part of the properties or assets of the Company, and (B) any such mortgage indebtedness for the payment or redemption of which the necessary moneys shall have been deposited with the Trustee under the Mortgage securing the same;

     provided, however, that (1) the amount required by this subparagraph (a) to be placed to the credit of such "depreciation reserve account" in or for any calendar year shall be deemed to include and not to be in addition to amounts which, by the provisions of the Mortgage, the Company is required to add to any depreciation reserve account for such year, (2) nothing in this subparagraph (a) shall prevent the Company from crediting to such "depreciation reserve account", during or at the close of any calendar year, an amount greater than the amount required by this subparagraph (a) for such year, and (3) the Company may, from time to time, during each such calendar year, charge against such "depreciation reserve account" the cost of depreciable property retired by it during such year, including the cost, if any, of dismantling such retired property, less any salvage credits applicable thereto.

          (b) The Company after it shall have issued bonds of Series FF in the aggregate principal amount of $50,000,000, shall not request the Trustee

               (i) to authenticate bonds of any series under the Mortgage

                    (A) pursuant to Section 2 of Article III of the Mortgage for or on account of the acquisition and cancellation, or of the payment, cancellation, redemption or other discharge at, before or after maturity, affected prior to January 1, 1951, of any bonds of any series theretofore issued under the Mortgage, or

                    (B) pursuant to Section 4 of Article III of the Mortgage, for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge effected prior to January 1, 1951, of "underlying bonds" or "specified obligations" mentioned in said Section 4, or

                    (C) pursuant to Section 5 of Article III of the Mortgage, for or in respect of expenditures made prior to January 1, 1951, for or on account of "permanent property", or

               (ii) to pay to the Company any cash pursuant to Section 6 of said
          Article III for or on account of any transactions mentioned in clause
          (A) or clause (B) of subdivision (i) of this subparagraph (b) or for or in respect of any expenditures mentioned in clause (C) of subdivision (i) of this subparagraph (b).

     Neither shall the Company request the Trustee to authenticate bonds of any series under the provisions of Section 4 of Article III of the Mortgage or to pay the Company any moneys under Section 6 of said Article III or under
     Article IX of the Mortgage for or on account of the payment, discharge and cancellation effected on or after January 1, 1944, at, before or after maturity of any of the Refunding Mortgage Five Per Cent Gold Bonds of the Company, dated September 1, 1897, due September 1, 1947.

          (c) The Company shall not request the Trustee to authenticate bonds of any series under the Mortgage or to pay to the Company any cash deposited with or received by the Trustee under the Mortgage (except cash deposited with or received by the Trustee as and for a sinking fund for any series of bonds which have been or may hereafter be issued under the Mortgage), unless the Company as a part of such request, and in addition to all other documents required by the Mortgage to be delivered to the Trustee in connection with such request, shall deliver to the Trustee a certificate or certificates, signed by the President or an Executive Vice President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company

               (i) showing, in case such request is for the authentication of bonds pursuant to Section 5 of Article III of the Mortgage or for the payment of cash pursuant to Section 6 of said Article III for or in respect of expenditures made by the Company on or after January 1, 1951, for or on account of "permanent property":

                    (A) the total amount of expenditures (reduced to the extent required, if any, by the provisions of clause (G) of this subdivision (i)) made on or after January 1, 1951, for or on account of "permanent property";

                    (B) the original cost of all properties, subject to the lien of the Mortgage at any time on or after January 1, 1951, replaced or retired on or after January 1, 1951, less, if any such property shall have been released from the lien of the Mortgage pursuant to any applicable provision of the Mortgage and to obtain such release cash shall have been deposited with the Trustee, the amount of such cash;

                    (C) an amount equal to the sum of (1) 133-1/3% of the
               aggregate principal amount of bonds which have been authenticated after January 1, 1951, pursuant to Section 5 of Article III of the Mortgage for or on account of such expenditures made on or after January 1, 1951, plus (2) 133-1/3% of the aggregate amount of deposited cash withdrawn after January 1, 1951, pursuant to the provisions of Section 6 of Article III of the Mortgage for or in respect of such expenditures made on or after January 1, 1951, plus (3) 133-1/3% of the aggregate amount of excess of the nature described in subdivision (2) of Section 4 of Article III of the Mortgage eliminated or compensated, as in said subdivision (2) provided, for or in respect of expenditures of the Company for or on account of "permanent property" during said period commencing January 1, 1951;

                    (D) an amount equal to 100% of the aggregate amount of
               moneys withdrawn by the Company pursuant to the provisions of
               Article IX of the Mortgage on or after January 1, 1951, for or in respect of expenditures made for or on account of "permanent property";

                    (E) an amount equal to the excess, if any, of the amount
               shown pursuant to clause (A) above over the sum of the amounts shown pursuant to clauses (B), (C) and (D) above;

                    (F) that, for a period of twelve (12) consecutive calendar months (to be selected by the Company) ending within ninety (90) days next preceding such request, the "net earnings of the Company" shall have been at least twice the amount of the annual interest requirement of all "mortgage and prior lien debt of the Company";

                    (G) that the amount of the expenditure, if any, included in the expenditures set forth in clause (A) above in respect of any particular "permanent property", which at the time of its acquisition was subject to the lien of any mortgage existing or placed thereon at the time of its acquisition, does not exceed an amount equal to the excess, if any, of the value (determined as provided in the first paragraph of Section 8 of Article III of the Mortgage) of such particular "permanent property" at the time of acquisition of such property over 133-1/3% of the principal amount of all indebtedness secured by all such mortgages existing or placed on such particular property at the time of the acquisition thereof, and that the amount of the expenditure, if any, included in the expenditures set forth in clause (A) above in respect of any particular "permanent property", which at the time of its acquisition was not subject to any such lien, does not exceed an amount equal to the value (determined as provided in the first paragraph of Section 8 of Article III of the Mortgage) of such particular "permanent property" at the time of acquisition of such property;

               (ii) showing, in case such request is for the authentication of bonds pursuant to Section 4 of Article III of the Mortgage or for the payment of cash pursuant to Section 6 of said Article III for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge effected on or after January 1, 1951, at, before or after maturity of any "specified obligations" mentioned in said Section 4, that at the time such "specified obligations" became "specified obligations" or at some later date the Company, pursuant to the provisions of Section 5 of Article III of the Mortgage, as limited by the provisions of this Section I, shall have obtained, or shall have had the right to obtain, the authentication and delivery of bonds in any principal amount for or in respect of expenditures made on or after January 1, 1951, for or on account of "permanent property";

               (iii) showing, in case such request shall be for the payment of moneys pursuant to Article IX of the Mortgage for or in respect of expenditures made for or on account of "permanent property", that none of such expenditures were made (1) prior to January 1, 1951, or (2) for or on account of "permanent property" acquired more than six months prior to the date when the Trustee received the moneys so to be paid (or in case of moneys representing the proceeds of obligations, referred to in said Article IX, the date when the Trustee received such obligations); and

               (iv) showing, in case such request is for the application of any moneys pursuant to Article IX of the Mortgage to the payment, redemption or purchase of any "specified obligations", that such "specified obligations", if pledged under the Mortgage, would permit the Company to obtain the authentication of bonds in a principal amount equal to the principal amount of such "specified obligations" pursuant to the provisions of Section 4 of Article III of the Mortgage as limited by the provisions of this Section 1.

          (d) In connection with any request for the authentication of bonds pursuant to Section 5 of Article III of the Mortgage or the payment of cash pursuant to Section 6 of said Article III of Mortgage, for or in respect of expenditures made by the Company on or after January 1, 1951, the Company shall not obtain the authentication of bonds of any series under the Mortgage or the payment of any cash in excess of 75% of the amount shown in the certificate delivered as a part of such request pursuant to clause (E) of subdivision (i) of subparagraph (c) of this Section 1; and the Company shall not obtain the authentication of any bonds or the payment of any cash deposited with or received by the Trustee under the Mortgage otherwise than in accordance with the provisions of the Mortgage as supplemented.

          (e) Wherever used in this Supplemental Indenture

               (i) "mortgage and prior lien debt of the Company", as of the date of any request to the Trustee for the authentication of bonds or the payment of cash, shall mean:

                    (A) all the bonds then outstanding under the Mortgage, less the amount of any of such bonds which shall then be held by or be delivered to the Trustee for cancellation under any of the provisions of the Mortgage, and less the amount of any such bonds for the payment or redemption of which the necessary moneys shall have been deposited under the Mortgage with the Trustee to effect such payment or redemption;

                    (B) the bonds then requested to be authenticated under the
               Mortgage; and

                    (C) all mortgage indebtedness secured by a lien superior to the lien of the Mortgage on any part of the properties and assets of the Company, except any such mortgage indebtedness the evidences of which shall then be pledged with the Trustee under the provisions of the Mortgage or pledged with the Trustee under any mortgage constituting a lien superior to the lien of the Mortgage on any part of the properties and assets of the Company, and except any such mortgage indebtedness for the payment or redemption of which the necessary moneys shall have been deposited with the trustee under the mortgage securing the same to effect such payment or redemption;

               (ii) "net earnings of the Company" for any twelve (12) months' period shall mean the amount remaining after deducting from the sum of

                    (A) the gross operating revenues of the Company for such
               period derived from its property subject to the lien of the Mortgage, including but not limited to revenues derived from electrical energy, gas or steam purchased by the Company and resold by it, and the net income derived by the Company from its merchandising and jobbing operations; and

                    (B) other income of the Company for such period derived from interest on bank balances and from current working capital invested in unpledged obligations of the United States of America or of any state or of any municipality or subdivision thereof, and other currently earned income of the Company derived from the ownership of securities, in the treasury of the Company and unpledged, of operating electric, gas or steam companies (including natural or mixed gas production, storage, transportation or distribution companies) or from unpledged advances to such companies any of the securities of which are so owned, the sum of the following:

                    (C) operating expenses of the Company for such period,
               including maintenance and repairs, rentals, taxes (except taxes based upon net income), insurance and the cost of electrical energy, gas or steam purchased for resale, but excepting expenses in connection with operations, the net income only of which is included in clause (A) of subdivision (ii) of this subparagraph
               (e), and excepting all reserves or charges for amortization of debt discount and expense; and

                    (D) an amount, if such period shall end with the close of a calendar year, equal to the amount which the Company is required by subparagraph (a) of this Section 1 to place, during or at the close of such calendar year, to the credit of the "depreciation reserve account", mentioned in said subparagraph (a) (all determined without deduction for any charge made to the "depreciation reserve account" permitted by clause (3) of the proviso of subparagraph (a) of this Section 1), or, if such period shall include parts of two (2) calendar years, then an amount which shall be determined by (1) prorating, on a monthly basis over the portion of the earlier year thus included, the amount which the Company shall have been so required to credit to the "depreciation reserve account" during or at the close of such earlier year, and (2) prorating, on a monthly basis over the portion of the later of said two (2) years thus included, the amount which the Company would be required to credit to such "depreciation reserve account" if such credit were placed to such account at the close of such period;

     provided, however, that the amount of other income of the Company, referred to in clause (B) of subdivision (ii) of this subparagraph (e), shall not exceed 10% of said net earnings; and income in the form of dividends received by the Company upon stock of any class owned by it shall be considered as currently earned under the provisions of said clause (B) to the extent that during such period the earnings of the paying company shall be sufficient for the payment of dividends upon all stock of such class during such period; and income in the form of interest received by the Company upon evidences of indebtedness of any class owned by it shall be considered as currently earned under the provisions of said clause (B) to the extent that during such period the earnings of the paying company shall be available for the payment of the interest accruing during such period upon all indebtedness of such class, after deducting from such earnings all interest charges accruing during such period upon obligations secured by prior liens; and, in case any property owned by the Company at the date of the request to the Trustee for the authentication of bonds or payment or withdrawal of cash shall not have been owned by it during any part of any such period, or shall have been owned by it during a part only of such period, then and in every such case the net earnings (or net losses) of such property (ascertained in like manner as above provided) during said period, or during such part thereof as shall have preceded the acquisition of such property by the Company, shall be considered and treated as net earnings (or net losses) of the Company for such period, and shall be included in (or, if a net loss, deducted in determining) such net earnings of the Company;

               (iii) "permanent property" shall mean any and all plants, equipment, additions, improvements, betterments, facilities, or other property of any kind (and includes "extensions" and "purchased property" as those terms are used in the Mortgage) acquired through construction, purchase, consolidation, exchange or otherwise, as and for a part of the permanent or fixed investment for the business of the Company and used or useful in connection with the generation and conversion of electrical energy or in the manufacture of gas or steam or in the distribution or transmission of electrical energy or gas or steam in the territory in which the Company is now operating its present properties, or in territory contiguous thereto, or in territory capable of economic interconnection therewith, but "permanent property" shall not include cash, accounts or bills receivable, securities, supplies, fuel or other assets ordinarily classed as quick assets, or leasehold estates;

               (iv) "original cost" of property shall mean the original cost of such property to the Company if ascertainable from its records or, if such original cost is not ascertainable, the value of such property at the time of its acquisition, such value to be determined by an engineer or firm of engineers to be selected by the Company and to be acceptable to the Trustee, and the Trustee under such circumstances shall be furnished with a certificate of such value signed by such engineer or firm of engineers.

          (f) In connection with any request to the Trustee for the authentication of bonds, pursuant to the provisions of Section 5 of Article III of the Mortgage or the payment of cash pursuant to the provisions of
     Section 6 of said Article III or the provisions of Article IX of the Mortgage or the elimination or compensation of any excess of the nature described in subdivision (2) of Section 4 of said Article III, for or on account of expenditures for "permanent property", the Company shall furnish to the Trustee, in addition to the certificates and other documents required to be delivered by the provisions of the Mortgage and the provisions of other subparagraphs of this Section 1, the following:

               (i) An opinion of counsel (who may be counsel for the Company), selected by the Company and satisfactory to the Trustee, stating that the Company has acquired good title to the property for or on account of the expenditures for which additional bonds are requested to be authenticated and that such property is subject to the Mortgage as a direct lien thereon, subject only to the lien of any mortgages or easements existing or placed on any of such property at the time of its acquisition, liens for taxes and assessments not due or, if due, in the course of contest, judgments in the course of appeal or otherwise in contest and secured by sufficient bond, liens arising out of proceedings in court in the course of contest and undetermined liens charges (if any) incidental to current construction; and

               (ii) A certificate signed by the President or an Executive Vice President or a Vice President and also by the Treasurer or an Assistant Treasurer of the Company certifying that the property for or on account of the expenditures for which bonds are requested to be authenticated or cash is requested to be paid is "permanent property".

          (g) The Company shall not hereafter issue any bonds under any "underlying mortgage" as defined in Section 4 of Article III of the Mortgage, or under any mortgage which could become such an "underlying mortgage" upon compliance with clause (b) of the proviso of subdivision (2) of said Section 4.

          (h) The Company shall not request the Trustee to authenticate any bonds under the provisions of Section 2 or Section 3 or Section 4 of
     Article III of the Mortgage and shall not apply for the payment of cash under Section 6 of said Article or under Article IX of the Mortgage (i) for or on account of bonds of Series J deposited by the Company with the Trustee in lieu of cash under the provisions of the sinking fund provided for in the supplemental indenture, dated as of May 1, 1961, or for or on account of bonds of Series J redeemed through the operation of said sinking fund, or (ii) for or on account of bonds of Series K redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of July 15, 1966, or (iii) for or on account of bonds of Series L redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of August 15, 1967, or (iv) for or on account of bonds of Series M redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of September 15, 1970, or (v) for or on account of bonds of Series N redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of April 1, 1972, or (vi) for or on account of bonds of Series 0 redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of July 15, 1973, or (vii) for or on account of bonds of Series T redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of August 15, 1980, or (viii) on account of any cancelled or uncancelled underlying bonds (or any uncancelled underlying bonds deposited as collateral under Section 4 of Article III of the Mortgage) which shall have been deposited under the provisions of the supplemental indenture, dated as of August 1, 1941, in lieu of cash.

          (i) In the event of the acquisition at any time by any federal, state or municipal authority of all or substantially all of the income-producing properties of the Company which are subject to the lien of the Mortgage, the Company shall be deemed to have elected to redeem and to have requested the Trustee to redeem all the bonds of all series at the respective applicable redemption price or prices (together with accrued interest to the date of redemption), without the payment of any premium, on a date determined by the Trustee in its discretion to be the earliest practicable redemption date after receipt by the Trustee of all cash which the Trustee is entitled to receive in respect of such acquisition by such federal, state or municipal authority. If the cash so received by the Trustee and all other cash then held by the Trustee as such, except funds held in trust for the benefit of the holders of particular bonds and coupons, is not sufficient to effect the redemption of all the bonds of all series as aforesaid and to pay all amounts owing to the Trustee under the Mortgage as supplemented (including fees and expenses to be incurred by the Trustee in connection with such redemption), the Company covenants and agrees that, within five (5) days after receipt by the Trustee of all cash which the Trustee is entitled to receive as aforesaid in respect of such acquisition, the Company will deposit with the Trustee for that purpose cash in an amount sufficient to make up such deficiency.

     Upon receipt by the Trustee of moneys sufficient for said purposes, notice of such redemption shall be given by the Trustee for and on behalf and in the name of the

     Company. To the extent that such cash received, held and deposited as aforesaid shall be required for the purpose of redeeming bonds pursuant to this subparagraph (i), the Company shall be deemed to have directed the Trustee to apply the same for the purpose, and the balance, if any, after payment of all said amounts owing to the Trustee, shall be paid to or upon the order of the Company.

          (j) The Company shall promptly classify as "property replaced or retired", for the purposes of clause (B) of subdivision (i) of subparagraph
     (c) of this Section 1 during any period, all property which has been replaced or has permanently ceased to be used or useful in the business of the Company, but the Company shall not, in making such classification, be bound by determinations, rulings or orders made by regulatory authorities for rate-making or other purposes.

          (k) The Company shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all the mortgaged property as an entirety to any other corporation, unless the corporation resulting from such consolidation or the corporation into which the Company shall have been merged or the corporation to which such transfer or lease shall have been made shall, by an instrument executed and delivered to the Trustee, assume the due and punctual payment of the principal of and premium, if any, and interest on all the bonds of all series according to their tenor at the time outstanding under the Mortgage and the due and punctual performance and observance of all the covenants and conditions of the Mortgage and all indentures supplemental thereto to be performed or observed by the Company.

     SECTION 2. The Company covenants and agrees that any and all property hereafter acquired by the Company and any and all improvements, extensions, betterments or additions to property of the Company which by the Original Mortgage or any indenture supplemental thereto are to become subject to the Mortgage, immediately upon the acquisition thereof by the Company or upon such improvements, extension, betterments, or addition being made, as the case may be, and without any further conveyance, mortgage, assignment or act on the part of the Company or the Trustee, or either of them, shall become and be subject to the lien of the Mortgage fully and completely as though owned by the Company at the date of the execution of the Original Mortgage and at the date of the Indenture dated the first day of March, 1928, mentioned in the second paragraph of the recitals of this Supplemental Indenture and at the dates of the supplemental indentures dated May 20, 1936, May 10, 1950, as of June 1, 1951, as of August 15, 1967, as of September 15, 1970, as of June 1, 1984, as of June 1, 1984, as of October 1, 1984, as of March 1, 1985, as of March 1, 1985, as of March 1, 1985, as of March 1, 1985, as of May 1, 1990, as of April 1, 1993, as of December 1, 1993 and as of December 1, 1993, respectively, mentioned in the fourth paragraph of the recitals of this Supplemental Indenture, and at the date of this Supplemental Indenture, and specifically described in the granting clauses of the Original Mortgage or said Indenture or said supplemental indentures, but the provisions of this Section 2 shall not limit the generality of the provisions of Sections 12 and 13 of Article IV of the Original Mortgage.

     SECTION 3. The Company covenants and agrees that in the furtherance of, but without limiting the generality of, the provisions of Sections 12 and 13 of
Article IV of the Mortgage or of Section 2 of this Article II, the Company will furnish to the Trustee on November 1, 1944, and thereafter within sixty (60) days after and as often as the Company shall have acquired, subsequent to September 3, 1944, any additional land or lands or interest or interests in land, or any new plant or plants, not included in any certificate theretofore furnished pursuant to this Section 3, the aggregate cost of which shall equal or exceed $500,000, and at such other times as thirty-six (36) months shall have elapsed since the date of furnishing the last preceding certificate to the Trustee pursuant to this Section 3, the following:

          (a) a certificate, signed by the President or an Executive Vice President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company and dated as of a date not more than sixty (60) days preceding the date as of which such certificate is required to be filed pursuant to this Section 3, briefly describing any additional land or interest in land and any new plant which the Company may have acquired since the date of the most recent Certificate furnished to the Trustee pursuant to this Section, or, in the case of the first such certificate, since the date of the execution and delivery of the Indenture dated the first day of March, 1928 mentioned in the second paragraph of the recitals of this Supplemental Indenture, which is required by the provisions of the Mortgage and this Supplemental Indenture to be subjected to the lien of the Mortgage;

          (b) the mortgages, deeds, covenants, assignments, transfers and instruments of further assurance, if any, specified in the opinion of counsel referred to in the following subparagraph (c); and

          (c) an opinion of counsel, who may be counsel for the Company, specifying the mortgages, deeds, covenants, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of the Mortgage (so far as permitted by law) all the Company's right, title and interest in and to the land and interest in land and any plant described in said certificate, or stating that no such mortgage, deed, conveyance, assignment, transfer or instrument of further assurance is necessary for such purpose, and that, upon the recordation or filing or registering, in the manner stated in such opinion, of the instruments so specified, if any, and upon the recordation and filing and registering of the Mortgage or any supplemental indenture in the manner stated in such opinion, or without any such recordation or filing or registering if such opinion shall so state, the Mortgage will (so far as permitted by law) constitute a valid lien upon all the Company's right, title and interest in and to such land, interest in land or plant as against all creditors and subsequent purchasers, subject only to the lien of any mortgages or easements existing or placed on such property at the time of its acquisition by the Company, liens for taxes and assessments not due, or, if due, in the course of appeal or otherwise in contest, liens arising out of proceedings in court in the course of contest and undetermined liens and charges (if any) incidental to current construction.

     For the purposes of this Section 3, any certificate heretofore or hereafter delivered to the Trustee pursuant to Section 3 of Article III of Division B of the supplemental indenture dated as of June 1, 1951, or pursuant to Section 3 of
Article II of the supplemental indenture dated as of July 1, 1954, or pursuant to Section 3 of Article III of the supplemental indenture dated as of May 1, 1961, or pursuant to Section 3 of Article III of the supplemental indenture dated as of July 15, 1966, or pursuant to Section 3 of Article III of the supplemental indenture dated as of August 15, 1967, or pursuant to Section 3 of
Article III of the supplemental indenture dated as of September 15, 1970, or pursuant to Section 3 of Article III of the supplemental indenture dated as of April 1, 1972, or pursuant to Section 3 of Article III of the supplemental indenture dated as of July 15, 1973, or pursuant to Section 3 of Article II of the supplemental indenture dated as of October 1, 1973, or pursuant to Section 3 of Article II of the supplemental indenture dated as of October 1, 1974, or pursuant to Section 3 of Article II of the supplemental indenture dated as of December 1, 1974, or pursuant to Section 3 of Article II of the supplemental indenture dated as of April 1, 1975, or pursuant to Section 3 of Article III of the supplemental indenture dated as of August 15, 1980, or pursuant to Section 3 of Article II of the supplemental indenture dated as of June 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of June 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of October 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of May 1, 1990, or pursuant to Section 3 of
Article II of the supplemental indenture dated as of April 1, 1993, or pursuant to Section 3 of Article II of the supplemental indenture dated as of December 1, 1993 or pursuant to Section 3 of Article II of the supplemental indenture dated as of December 1, 1993, shall be deemed to have been delivered in compliance with this Section 3.

     SECTION 4. The Company covenants and agrees that, upon cancellation and discharge of any "prior lien", the Company shall cause all cash or obligations then held by the trustee or other holder of such prior lien, which were received by such trustee or other holder by reason of the release of, or which represent the proceeds of the taking by eminent domain or any disposition of, or the proceeds of insurance on, any of the properties at any time subject to the lien of the Mortgage (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Trustee, subject to any lien or charge prior to the lien of the Mortgage, such cash to be held and paid over or applied by the Trustee, and such obligations to be held and disposed of, as provided in Article IX of the Mortgage; provided, however, that in lieu of taking or delivering to the Trustee all or any part of such cash or obligations, the Company may deliver to the Trustee a certificate of the trustee or such other holder of such prior lien, stating that a specified amount thereof has been deposited with such trustee or other holder pursuant to the requirements of such other prior lien, in which case there shall also be delivered to the Trustee an opinion of counsel, who may be counsel for the Company, stating that such deposit is required by such other prior lien. The term "prior lien" as used in this Section 4 shall mean and include any "underlying mortgage" and shall also mean and include any other lien (except liens for taxes and assessments not due, or, if due, in the course of appeal or otherwise in contest, liens arising out of proceedings in court in course of contest and undetermined liens and charges, if any, incidental to current construction) prior to the lien of the Mortgage upon property acquired by the Company after the execution and delivery of the Indenture, dated the first day of March, 1928, referred to in the second paragraph of the recitals of this Supplemental Indenture, existing on said property or placed thereon to secure unpaid portions of the purchase price, at the time of such acquisition.


                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 1. The Trustee hereby accepts the trusts hereunder and agrees to perform the same upon the terms and subject to the applicable provisions of the Mortgage and the indentures supplemental thereto now in effect.

     SECTION 2. This Supplemental Indenture is executed by the parties hereto pursuant to the provisions of Article XVI of the Mortgage, and so long as any of the bonds of Series FF are or shall be outstanding the terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The provisions of this Supplemental Indenture shall be inapplicable and shall terminate and become void and of no effect upon the payment or redemption of all of the bonds of Series FF in accordance with the provisions of the Mortgage and of the bonds of Series FF.

     SECTION 3. All covenants, conditions and provisions contained in this Supplemental Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not, legally or equitably under or by reason of this Supplemental Indenture.

     SECTION 4. Although this Supplemental Indenture is dated as of June 1, 1995, it shall be effective only from the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument entered into by the parties hereto pursuant to the provisions of Article XVI of the Mortgage.


     IN WITNESS WHEREOF, THE PEOPLES GAS LIGHT AND COKE COMPANY has caused this instrument to be executed in its corporate name by its Chairman, President, an Executive Vice President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and Bank of America Illinois, as Trustee under the Mortgage, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Vice Presidents, all as of the day and year first above written.



                                   THE PEOPLES GAS LIGHT AND COKE COMPANY


                                        By /s/ KENNETH S. BALASKOVITS
                                           --------------------------------
                                                 Kenneth S. Balaskovits
                                              Vice President and Controller


ATTEST:


/s/ E. P. CASSIDY
---------------------------
     E. P. Cassidy
      Secretary



                                   BANK OF AMERICA ILLINOIS


                                        By /s/ MELISSA A. ROSAL
                                           --------------------------------
                                                    Melissa A. Rosal
                                                     Vice President



ATTEST:


/s/ JOHN W. PORTER
---------------------------
      John W. Porter
      Vice President

STATE OF ILLINOIS)
                 )  ss.
COUNTY OF COOK   )


     I, PATRICIA ABREGO-SANTUCCI, a Notary Public in and for said County and State aforesaid, DO HEREBY CERTIFY that KENNETH S. BALASKOVITS, a Vice President of The Peoples Gas Light and Coke Company, an Illinois corporation, and E. P. CASSIDY, Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Secretary, respectively, and who are both personally known to me to be Vice President and Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such Vice President and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this 29th day of June, 1995.



                         /s/ PATRICIA ABREGO-SANTUCCI
                         ---------------------------------------
                                 Patricia Abrego-Santucci
                                      Notary Public




My commission expires July 29, 1995.

STATE OF ILLINOIS)
                 )  ss.
COUNTY OF COOK   )


     I, PATRICIA ABREGO-SANTUCCI, a Notary Public in and for said County and State aforesaid, DO HEREBY CERTIFY that MELISSA A. ROSAL, a Vice President of Bank of America Illinois, a corporation organized under the laws of the State of Illinois, and JOHN W. PORTER, a Vice President of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Vice President, respectively, and who are both personally known to me to be Vice Presidents of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as Vice Presidents of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this 29th day of June, 1995.



                         /s/ PATRICIA ABREGO-SANTUCCI
                         ---------------------------------------
                                 Patricia Abrego-Santucci
                                      Notary Public




My commission expires July 29, 1995.

                                   SCHEDULE A

                      EASEMENTS AND OTHER INTERESTS IN LAND


     1. All rights of way, easements, franchises, licenses, permits, privileges, leases, leaseholds and other authority granted to the Company for the purpose of constructing, installing, operating, using, maintaining, renewing, replacing or relocating gas mains, pipelines, services and other facilities on, over or in private property owned by others and situated in the County of Cook in the State of Illinois, including, without limiting the generality of the foregoing, those certain easements granted to the Company by the grantors hereinafter named and filed for record and recorded as hereinafter set forth, to wit:



                                         Permanent
                                           Index                  Document             Date of              Date
                                          Number                   Number            Instrument           Recorded
                                         ---------                --------           ----------           --------
         Grantor
         -------

COOK COUNTY

Metra Commuter Rail Division of
   the Regional Transportation
   Authority

Illinois Central Railroad Co.                                                            1/7/93

LaSalle National Trust                  14-32-401-048              93989294            11/23/93             12/3/93

The Catholic Bishop of Chicago          25-15-324-002               3057206            10/15/93            12/22/93

World Equities                          14-31-219-008              93713363             8/26/93              9/7/93
                                        14-31-219-009
                                        14-31-219-010
                                        14-31-219-011
                                        14-31-219-021

Daniel E. Levin & The Habitat           20-14-408-009              93664653              8/9/93             8/20/93
   Co.

Daniel E. Levin & The Habitat           20-23-405-008              93664655              8/9/93             8/20/93
   Co.

Daniel E. Levin & The Habitat           21-30-122-014              93664654              8/9/93             8/20/93
   Co.

Daniel E. Levin & The Habitat           20-23-402-012              93664652              8/9/93             8/20/93
   Co.

Vuk Builders                            17-06-211-021              94137520             1/24/94             2/10/94



                                       34



                                         Permanent
                                           Index                  Document             Date of              Date
                                          Number                   Number            Instrument           Recorded
                                         ---------                --------           ----------           --------
         Grantor
         -------

COOK COUNTY

Standard Bank & Trust Co.               19-18-312-040              94137522             1/20/94             2/10/94
                                        19-18-312-036
                                        19-18-312-035

Voice of The People in Uptown           14-08-405-11               94137521             12/7/93             2/10/94

Voice of The People in Uptown           14-08-406-004              94432910             2/24/94             5/13/94

Voice of The People in Uptown           14-08-406-003              94432909             2/24/94             5/13/94

American National Bank & Trust                                     94432908              5/9/94             5/13/94
   Co.

Chicago Title & Trust Co.                                          94432907            11/11/93             5/13/94

Baltimore & Ohio Chicago                                                                4/16/94
   Terminal

CSX Transportation                                                                      12/2/93

Consolidated Rail Corp.                                                                12/15/93

Burlington Northern Railroad                                                            4/11/94

Commonwealth Edison                                                                     12/8/93

The Board of Trustees of the                                       94775505             7/12/94              9/2/94
   University of Illinois

Illinois Central Railroad                                                                6/2/93

Commonwealth Edison                                                                     9/20/94

Chicago Board of Trade                                             95094031             8/12/94              2/8/95

Chicago Title & Trust Co.                                          95094029             9/20/94              2/8/95
   Trust No. 1085508,
   Dated 8/16/94

Chicago Title & Trust Co.                                          95094026            11/11/93              2/8/95
   Trust No. 1093252,
   Dated 6/27/89 and Trust
   No. 1080000, Dated 3/1/90

Union Pacific Railroad Co.                                                               2/7/95

Illinois Central Railroad                                                               3/29/95


                                       35



                                         Permanent
                                           Index                  Document             Date of              Date
                                          Number                   Number            Instrument           Recorded
                                         ---------                --------           ----------           --------
         Grantor
         -------

Salvatore Salvato                       17-33-113-0001             95094027             5/16/94              2/8/95

Chicago Housing Authority                                          95094030             7/31/94              2/8/95

Metropolitan Water Reclamation                                     94432906             4/13/93             5/13/94
   District of Greater Chicago;
   (Cal Sag & SW Highway)

Metropolitan Water Reclamation                                     94432905             9/24/93             5/13/94
   District of Greater Chicago;
   (North Shore Channel and
   Francisco Ave. and Ainslie)



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